UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2016

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 11, 2016, Viavi Solutions Inc. (the “Company”) reported its preliminary results for its fiscal fourth quarter and year ended July 2, 2016. A copy of the Company’s press release is furnished herewith and attached hereto as Exhibit 99.1.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Audit Committee of the Board of Directors (the “Audit Committee”) and the management of the Company, after discussions with the Company’s independent registered public accounting firm PricewaterhouseCoopers LLP (“PwC”), concluded on August 10, 2016 that the Company’s previously issued financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended October 3, 2015, January 2, 2016 and April 2, 2016 (the “Previously Issued Financial Statements”) will be restated due to an error in the Company’s calculation of income tax expense under generally accepted accounting principles (“GAAP”) related to a foreign jurisdiction (the “Restatement”). Accordingly, the Previously Issued Financial Statements and other financial data for such periods should no longer be relied upon.
During the preparation of the Company’s fiscal 2016 Annual Report on Form 10-K, management determined that an error had occurred in the Company’s calculation of income taxes which resulted in: (a) an understatement of GAAP income tax expense of $2.1 million for the three months ended October 3, 2015, (b) an understatement of GAAP income tax expense of $2.3 million for the three months ended January 2, 2016, (c) an understatement of GAAP income tax expense of $4.4 million for the six months ended January 2, 2016, (d) an overstatement of GAAP income tax expense of $1.4 million for the three months ended April 2, 2016, and (e) an understatement of GAAP income tax expense of $3.0 million for the nine months ended April 2, 2016. The correction of these errors will result in a reduction of GAAP income tax expense as reported in Exhibit 99.1 attached hereto for the three months ended July 2, 2016 of $3.0 million and does not impact the full year fiscal 2016 results as reported on August 11, 2016.
The error did not impact previously reported cash from operating activities or non-GAAP results. The Audit Committee concluded that the cumulative effect of the error in the six month period ended January 2, 2016 exceeded the threshold of materiality and warranted the Restatement.
The Company will amend its Quarterly Reports on Form 10-Q for the quarters ended October 3, 2015, January 2, 2016 and April 2, 2016 as soon as reasonably practicable. The amounts of the error described above are preliminary and subject to change prior to filing the amended Quarterly Reports on Form 10-Q.
Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release entitled “Viavi Announces Fourth Quarter and Year End Fiscal 2016 Results” dated August 11, 2016.
Forward-Looking Statements
Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, the timing of filing the restated financial statements, and any anticipated conclusions of the Audit Committee or the Company’s management with respect to the matters relating to the Company’s accounting, including the restatement of financial statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. A variety of factors could cause actual events and results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk subsequent events may occur that would require the Company to make additional adjustments to its consolidated financial statements. For more information on other risk factors affecting the Company, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date thereof and the Company assumes no obligation to update such statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

August 11, 2016